Exhibit 99.1

Media contacts:	Investor contacts:
Judi Frost Mackey, +1 212 632 1428	Michael J. Castellano, +1 212 632 8262
judi.mackey@lazard.com	Chief Financial Officer

Richard Creswell, +44 207 187 2305	Investor Relations, +1 212 632 2685
richard.creswell@lazard.com	or 1 877 266 8601(US only)
investorrelations@lazard.com

LAZARD LTD REPORTS FOURTH-QUARTER

AND FULL-YEAR 2010 RESULTS

Highlights

•

Net income per share[a] of $0.76 (diluted) for the fourth quarter of 2010, on a fully exchanged basis[b]; net income per share of $2.06 (diluted) for full-year 2010, on a fully exchanged basis, and before special charges in the 2010 first quarter[c]

•

Both Financial Advisory and Asset Management contributed to the 17% increase in core operating business revenue[d] to $607.1 million for the fourth quarter and the 23% increase to $1,955.2 million for full-year 2010, compared to the equivalent 2009 periods

•

M&A and Strategic Advisory operating revenue increased 53% to $260.0 million for the fourth quarter and increased 36% to $714.1 million for full-year 2010, compared to the equivalent 2009 periods. Restructuring operating revenue decreased 54% for the fourth quarter and 22% for the full year of 2010, compared to the equivalent 2009 periods

•	Asset Management fourth-quarter management fees increased 33% to $203.1 million and increased 47% to $715.9 million for full-year 2010, compared to the equivalent 2009 periods

•

Assets Under Management increased 20% to a record $155.3 billion at December 31, 2010, compared to $129.5 billion at December 31, 2009, and increased 8%, compared to $143.6 billion at September 30, 2010; achieved net inflows of $3.2 billion and $9.3 billion for the 2010 fourth quarter and full year, respectively

•	Compensation expense ratio[e] for the fourth-quarter and full-year 2010 of 57.1% and 59.1%, respectively

NEW YORK, February 2, 2011 – Lazard Ltd (NYSE: LAZ) today announced financial results for the fourth quarter and full year ended December 31, 2010. Net income on a fully exchanged basis was $104.5 million, or $0.76 per share (diluted), for the fourth quarter of 2010, compared to a net loss of $54.9 million, or $(0.46) per share, for the fourth quarter of 2009. Net income on a fully exchanged basis was $281.1 million, or $2.06 per share (diluted), for the full year of 2010, compared to $11.1 million, or $0.09 per share (diluted) for the full year of 2009, excluding special charges in the first quarter of each year and the fourth quarter of 2009.f

[a]	Refers to net income or loss attributable to Lazard Ltd.
[b]	Refers to the full conversion of all outstanding exchangeable interests held by the members of LAZ-MD holdings and is a non-GAAP measure.
[c]

Refers to first-quarter 2010 pre-tax charges of $87.1 million as a result of staff reductions and realignments, and a $24.9 million non-cash special charge related to the implementation and amendment of a previously approved retirement policy, which accelerated the expense recognition for certain deferred stock awards during the same period.

[d]	Core operating business revenue includes the Financial Advisory and Asset Management businesses, and excludes revenues from the Corporate business.
[e]	Refers to the ratio of compensation and benefits expense to operating revenue and excludes the $24.9 million charge for the full year, as described in footnote (c) above.
[f]

2009 refers to the first-quarter pre-tax charge of $62.6 million as a result of staff reductions and realignments and the fourth-quarter pre-tax charges of $147.0 million, including $60.5 million due to the accelerated vesting of previously deferred cash incentive awards and $86.5 million due to the accelerated amortization of restricted stock units previously granted to our former Chairman and Chief Executive Officer who passed away in October 2009.

Net income, on a U.S. GAAP basis, which is before exchange of exchangeable interests, was $99.9 million, or $0.77 per share (diluted), for the fourth quarter of 2010, compared to a net loss of $142.4 million, or $(1.64) per share, for the fourth quarter of 2009. Net income, on a U.S. GAAP basis, which includes the special charges in the first quarter of each year and the fourth quarter of 2009, was $175.0 million, or $1.36 per share (diluted), for the full year of 2010, compared to net loss of $130.2 million, or $(1.68) per share, for the full year of 2009.

A reconciliation of the U.S. GAAP results to the adjusted results is presented on page 14 of this release.

Lazard believes that results assuming full exchange of outstanding exchangeable interests and excluding special charges provide the most meaningful basis for comparison among present, historical and future periods.

Operating Revenue and Operating Income

Operating revenue for the fourth quarter of 2010 increased 19% to $610.1 million, compared to $514.4 million for the fourth quarter of 2009. Operating income was $122.8 million for the 2010 fourth quarter, compared to an operating loss of $74.6 million for the fourth quarter of 2009, excluding special charges.

Operating revenue increased 22% to $1,978.5 million for the full year 2010, compared to $1,617.6 million for the full year of 2009. Operating income was $346.8 million for the full year 2010, compared to operating income of $27.3 million for the full year of 2009, excluding special charges.

The Company’s quarterly revenue and profits can fluctuate materially depending on the number, size and timing of completed transactions on which it advised, as well as seasonality and other factors. Accordingly, the revenue and profits in any particular quarter may not be indicative of future results. As such, Lazard management believes that annual results are the most meaningful.

Comments

“Lazard’s performance this quarter and in 2010 underscores the power of our firm’s advice-driven, intellectual capital model,” said Kenneth M. Jacobs, Chairman and Chief Executive Officer of Lazard. “In this environment marked by an uneven economic recovery, companies, government bodies and investors demand independent advice with a geographic perspective, deep understanding of capital structure, informed research, and knowledge of global economic conditions.”

“Revenues in our core operating businesses of Financial Advisory and Asset Management increased 23% for the year, with combined revenue matching our 2007 performance, which was a record year,” said Mr. Jacobs. “During 2010, our Financial Advisory business advised on over 350 transactions, across a broad range of industries in over 40 countries. Our Asset Management business achieved record revenues and its fifth consecutive year of net inflows, nearly $10 billion in 2010.”

“Our solid performance in 2010 demonstrates the substantial opportunities for growth in Financial Advisory and Asset Management,” said Michael J. Castellano, Chief Financial Officer of Lazard. “We enter 2011 with momentum in both of our businesses.”

“At the outset of 2010, we stated that our goal is to grow annual compensation expense at a slower rate than revenues. We have achieved that goal for 2010 and we intend to maintain that discipline in the future,” said Mr. Castellano. “Our fundamentals and financial position remain strong. While generating significant cash flow, we contained discretionary spending, decreased our compensation ratio and made strategic senior level hires to position us for future growth.”

Operating Revenue

Core Operating Business

Lazard’s core operating business includes its Financial Advisory and Asset Management businesses. Core operating business revenue increased 17% to $607.1 million for the 2010 fourth quarter, compared to $517.7 million for the fourth quarter of 2009. Core operating business revenue increased 23% for the full year of 2010 to $1,955.2 million, compared to $1,586.3 million for the full year of 2009.

Financial Advisory

Financial Advisory operating revenue increased 12% to $351.4 million for the fourth quarter of 2010, compared to $313.6 million for the fourth quarter of 2009, and increased 38%, sequentially, compared to $254.4 million for the third quarter of 2010.

Fourth-quarter 2010 operating revenue of $303.6 million from M&A and Strategic Advisory, Capital Markets and Other Advisory in the aggregate increased 44% compared to the equivalent fourth-quarter 2009 revenue and increased 61%, sequentially, compared to the equivalent third-quarter 2010 revenue. Fourth-quarter 2010 Restructuring revenue of $47.8 million decreased 54%, compared to fourth-quarter 2009 revenue and decreased 28%, sequentially, compared to third-quarter 2010 revenue.

Financial Advisory operating revenue increased 13% to $1,120.6 million for the full year of 2010, compared to $990.4 million for the full year of 2009.

Full-year 2010 operating revenue of $826.7 million from M&A and Strategic Advisory, Capital Markets and Other Advisory in the aggregate increased 35% compared to the equivalent full-year 2009 revenue. Full-year 2010 Restructuring revenue of $293.9 million decreased 22%, compared to full-year 2009 revenue.

M&A and Strategic Advisory

M&A and Strategic Advisory operating revenue increased 53% to $260.0 million for the fourth quarter of 2010, compared to $170.2 million for the fourth quarter of 2009, and increased 62%, sequentially, compared to $160.7 million for the third quarter of 2010. For the full year of 2010, M&A and Strategic Advisory operating revenue increased 36% to $714.1 million, compared to $526.2 million for the full year of 2009. M&A and Strategic Advisory operating revenue generally does not include M&A fees for the sale of distressed assets, which are recognized in Restructuring operating revenue. Strategic Advisory also includes our sovereign advisory work.

Among the publicly announced M&A transactions completed during the fourth quarter of 2010 on which Lazard advised were the following:

•	BASF’s €3.1 billion acquisition of Cognis

•	SSL International’s £2.5 billion sale to Reckitt Benckiser

•	3G Capital’s $4.0 billion acquisition of Burger King Holdings

•	Abraxis BioScience’s $2.9 billion sale to Celgene

•	CSR’s A$1.75 billion sale of Sucrogen to Wilmar International

•	Endo Pharmaceuticals’ $1.2 billion acquisition of Qualitest Pharmaceuticals and its $144 million acquisition of Penwest Pharmaceuticals

•	BSS Group’s £557.6 million sale to Travis Perkins

•	Munters’ SEK 5.7 billion sale to Nordic Capital

•	Oil States International’s $681 million acquisition of The MAC Services Group

•	Freeport-McMoRan Copper & Gold’s (Special Committee) $500 million investment in preferred stock of McMoRan Exploration

•	OPI Products’ sale to Coty

•	Danone’s merger of its Fresh Dairy Products businesses in the CIS area with Unimilk and subsequent sale of its stake in Wimm-Bill-Dann Foods

•	RBS and Sempra Energy on the sale of RBS Sempra Commodities’ North American Power and Gas business lines to JP Morgan and the sale of Sempra Energy Solutions to Noble Group

•	Barclays Private Equity’s sale of GHD GesundHeits to IK Investment Partners

•	Prelios’ (formerly Pirelli & C. Real Estate) spin-off from Pirelli & C.

•	Österreichische Volksbanken’s sale of Europolis to CA Immobilien Anlagen

•	Sodiaal’s acquisition of Entremont Alliance

•	UTEX Industries’ sale to Rhone Capital

•	SUPERVALU’s sale of Total Logistic Control to Ryder Integrated Logistics

Among the pending, publicly announced M&A transactions on which Lazard advised in the 2010 fourth quarter, continued to advise, or completed since December 31, 2010, are the following:

•	Progress Energy’s $26 billion merger with Duke Energy

•	Special Committee of the Board of Directors of The Mosaic Company on the split-off and orderly distribution of Cargill’s $24 billion stake in Mosaic

•	Qwest’s $22.4 billion merger with CenturyLink

•	Wind Telecom’s (formerly Weather Investments) $21 billion combination with VimpelCom

•	Northeast Utilities’ $17.5 billion merger of equals with NSTAR

•	Alcon’s $12.9 billion merger with Novartis

•	New South Wales Government’s A$5.3 billion sale of its energy retailers and selected generation rights

•	Rhein-Ruhr Consortium of Municipal Utilities’ €3.8 billion acquisition of 51% of the shares in Evonik Steag

•	Smurfit-Stone Container’s $4.3 billion sale to RockTenn

•	Caisse des Dépôts’ and the French State’s €2.7 billion investment in La Poste

•	Lazard Real Estate Partners’ $3.1 billion sale of Atria Senior Living’s real estate assets to Ventas

•	Crucell N.V.’s Supervisory Board in the €1.75 billion recommended cash tender offer by Johnson & Johnson

•	Vivendi’s €1.25 billion sale of their stake in PTC to Deutsche Telekom

•	Vedanta Resources’ $1.3 billion acquisition of the zinc assets of Anglo American

•	AREVA’s €900 million investment by KIA and the French State

•	Asda Stores’ $1.1 billion acquisition of Netto Foodstores

•	DISH Network’s $1 billion acquisition of the reorganized DBSD North America

•	Bonneville International’s $505 million sale of 17 radio stations to Hubbard Broadcasting

•	ITT’s plan to separate into three independent publicly traded companies

•	Grupo ACS’s announced tender offer to acquire shares in Hochtief

•	Caja Madrid’s integration with Bancaja, Caja Insular de Canarias, Caixa Laietana, Caja Ávila, Caja Segovia and Caja Rioja

•	BASF’s joint venture with INEOS to create Styrolution

•	Veolia Environnement in the merger of its Veolia Transport division with Transdev

•	Flint Beheer on Prysmian’s recommended offer for Draka

•	Skanska’s sale of its shares in Autopista Central to AIMCo

•	Wilmington Trust’s merger with M&T Bank

Publicly announced sovereign and government advisory assignments that occurred during or since the 2010 fourth quarter include: advising the US Treasury with respect to the General Motors IPO and SNIM in its mining joint ventures. We also continue to advise the government of Greece on general financial matters, the Gabonese Republic and the Islamic Republic of Mauritania on various strategic sovereign financial issues, and the PNG State Holding Company on financing and potential strategic partnerships.

Restructuring

Restructuring operating revenue decreased 54% to $47.8 million for the fourth quarter of 2010, compared to $103.4 million for the fourth quarter of 2009, and decreased 28% compared to $66.0 million for the third quarter of 2010. Restructuring operating revenue decreased 22% to $293.9 million for the full year of 2010, compared to $376.7 million for the full year of 2009.

The decrease in Restructuring operating revenue in the fourth quarter of 2010, compared to both the fourth quarter of 2009 and the third quarter of 2010, was due both to a decrease in completion fees and retainer fees earned, related to the decline of the number and value of corporate defaults since the peak in early 2009. The decrease in the full year of 2010 was due primarily to a decrease in retainer fees.

Restructuring assignments completed during the fourth quarter of 2010 included advising creditors of AbitibiBowater, American Safety Razor, Chem Rx, Chemtura, Extended Stay Hotels and MIG Inc. in connection with their Chapter 11 proceedings. Other completed assignments include Bondholders of A-TEC Industries on the company’s debt restructuring, Limoni on its covenant reset and balance sheet recapitalization, Intercos on its debt restructuring and balance sheet recapitalization and Wheelabrator Allevard on its covenant reset.

Notable Chapter 11 bankruptcies on which Lazard advised debtors or creditors during or since the fourth quarter of 2010, are:

•	Consumer/Food: The Great Atlantic & Pacific Tea Co. (A&P)

•	Gaming, Entertainment and Hospitality: Station Casinos

•	Paper and Packaging: White Birch Paper Company

•	Professional/Financial Services: Ambac, Lehman Brothers

•	Real Estate/Property Development: Capmark Financial

•	Technology/Media/Telecom: Local Insight, Nortel, Tribune Co.

Among other publicly announced restructuring and debt advisory assignments on which Lazard has advised during or since the fourth quarter of 2010, are:

•	Alinta Energy on its debt restructuring

•	Belvédère – advising the FRN noteholder committee

•	Evergreen Solar on its convertible note exchange

•	Frans Bonhomme on its covenant reset

•	Highland Hospitality on its debt restructuring

•	Hampson Industries on its covenant reset

•	iStar Financial on its debt and capital structure matters

•	Jost on its debt restructuring

•	Lucchini on the restructuring of its current indebtedness

•	Satmex on balance sheet restructuring and satellite financing

•	Sacyr Vallehermoso on the completion of its refinancing through a capital raise

•	Värde Partners on the restructuring of Crest Nicholson

•	Westgate Resorts on its debt restructuring and related transactions

Capital Markets and Other Advisory

Capital Markets and Other Advisory operating revenue increased 9% to $43.6 million for the fourth quarter of 2010, compared to $39.9 million for the fourth quarter of 2009. Capital Markets and Other Advisory operating revenue increased 29% to $112.6 million for the full year of 2010, compared to $87.4 million for the full year of 2009. The increase in both periods was due primarily to growth in the number and value of fund closings by our Private Fund Advisory Group, partially offset by a decrease in underwriting for public offerings.

Capital Markets and Other Advisory assignments in the fourth quarter of 2010 included advising on:

•	IPOs: Aegerion Pharmaceuticals, Bitauto, Booz Allen Hamilton, China Xiniya Fashion, IMRIS, LPL Investment Holdings, Sinotech Energy and Vera Bradley

•	Follow-Ons: HeartWare International, IntraLinks and Westport Innovations

•	Convertible Transactions: Hologic, Micron Technology and PDL BioPharma

•	PIPEs, Registered Directs, Underwritten Registered Directs and Private Placements as well as other Capital Markets transactions: Anadys Pharmaceuticals, Ciris Energy, Geron, GTx and Michelin

Asset Management

Asset Management operating revenue increased 25% to a record $255.7 million for the fourth quarter of 2010, compared to $204.1 million for the 2009 fourth quarter. Asset Management operating revenue increased 40% to a record $834.7 million for the full year of 2010, compared to $596.0 million for the full year of 2009.

Assets Under Management at December 31, 2010, were a record $155.3 billion, representing a 20% increase over Assets Under Management of $129.5 billion at December 31, 2009, and an 8% increase compared to Assets Under Management of $143.6 billion at September 30, 2010. The increase for the 2010 fourth quarter and full year includes net inflows of $3.2 billion and $9.3 billion for the respective periods.

Average Assets Under Management were a quarterly record $149.5 billion for the fourth quarter of 2010, representing a 20% increase over average Assets Under Management of $124.9 billion for the fourth quarter of 2009. Average Assets Under Management were $137.4 billion for the full year of 2010, a 32% increase, compared to $104.0 billion for the full year of 2009.

Management fees increased 33% to a record $203.1 million for the fourth quarter of 2010, compared to $152.8 million for the 2009 fourth quarter, and increased 47% to a record $715.9 million for the full year of 2010, compared to $486.8 million for the full year of 2009.

Incentive fees were $44.4 million and $86.3 million for the fourth quarter and full year of 2010, respectively, compared to $41.0 million and $74.8 million for the comparable periods in 2009. Incentive fees are recorded on the measurement date, which for most of our alternative strategies that are subject to incentive fees occurs in the fourth quarter.

Our Asset Management business provides investment management and advisory services to governments, institutions, financial intermediaries, private clients and investment vehicles around the world. Our goal in our Asset Management business is to produce superior risk-adjusted investment returns and provide investment solutions customized for our clients. Asset Management includes the management of equity and fixed income securities as well as alternative investment and private equity funds.

Operating Expenses

Compensation and Benefits

Compensation and benefits expense includes base salaries and benefits, amortization of deferred incentive awards and year-end discretionary cash incentive compensation. Compensation and benefits expense for the fourth quarter of 2010 was $348.2 million compared to fourth-quarter 2009 expense of $615.5 million and of $468.5 million excluding 2009 special charges.

Compensation and benefits expense for the full year of 2010 was $1,194.2 million, compared to full-year 2009 expense of $1,309.2 million. Excluding special charges, compensation and benefits expense for the full year of 2010 was $1,169.3 million, compared to $1,162.2 million for 2009.

While operating revenue increased 22% for the full year of 2010, compensation and benefits expense, excluding special charges, increased 1% compared to the same 2009 period. Excluding the effects on 2009 expense of headcount reductions related to the first-quarter 2009 restructuring charge and to certain other former employees, the increase was 10%.

The compensation ratio was 57.1% for the fourth quarter of 2010, compared to 91.1% for the same 2009 period, and was 59.1% and 71.8% for the full year of 2010 and 2009, respectively, excluding special charges in each year.

The reduction in the compensation ratio for the fourth quarter and full year of 2010 is due to increased operating revenue and the execution on our previously announced goals to grow annual compensation expense at a slower rate than operating revenues, while maintaining the ratio of the deferred component of year end incentive awards to total incentive awards at 38% for 2010 in line with the 2009 ratio and keeping the same vesting schedule as 2009. It is our goal to grow annual compensation expense at a slower rate than revenues, and to achieve over the cycle compensation levels on average consistent with the targets established at the time we went public in 2005.

Please see additional information relating to the trend of Lazard’s compensation and benefits is presented in the tables on pages 16 and 17 of this release.

Non-Compensation

The ratio of non-compensation expense to operating revenue, excluding amortization of intangibles related to acquisitions and the effects of our Tax Receivable Agreement in both periods, was 18.0% and 18.7% for the fourth quarter and full year of 2010, respectively, compared to 19.4% and 20.8% for the respective 2009 periods.

Non-compensation expense increased 10% to $112.7 million for the fourth quarter of 2010 and increased 10% to $378.1 million for the full year of 2010, compared to $102.1 million and $342.2 million for the respective periods in 2009, excluding the effects of our Tax Receivable Agreement in both periods. Non-compensation expense includes the amortization of intangibles related to acquisitions of $2.6 million and $7.9 million for the fourth quarter and full year of 2010, respectively, and $2.3 million and $5.0 million in the respective 2009 periods.

Factors contributing to the fourth-quarter and full-year 2010 increases include higher business development expenses for travel and market related data and fund administration expenses related to the increased level of business activity and assets under management. Also contributing was a significant increase in industry-wide fees assessed by the UK regulators.

The percentage of non-compensation expenses to operating revenue can vary from quarter to quarter due to quarterly fluctuation in revenues, among other things. Accordingly, the results in a particular quarter may not be indicative of future results. Lazard management believes that annual results are the most meaningful basis for comparison.

Provision for Income Taxes

The provision for income taxes, on a fully exchanged basis, was $58.8 million for the full year of 2010, compared to $13.4 million for the full year of 2009, excluding the effects of special charges in each period. The effective tax rate on the same basis for the full year of 2010 and 2009 was 19.9% and 52.4%, respectively, exclusive of noncontrolling interests and including the effects of the tax receivable agreement in each period.

Noncontrolling interests

Net income attributable to noncontrolling interests, on a fully exchanged basis, amounted to $3.9 million and $6.9 million for the fourth quarter and full year of 2010, respectively, compared to $1.6 million and $2.8 million for the respective periods of 2009. Noncontrolling interests, on a fully exchanged basis, principally represents interests that the Company is deemed to control but not own in Edgewater management vehicles acquired during the third quarter of 2009.

Liquidity, Capital Resources and Other Items

Lazard continues to maintain a strong liquidity position with over $1.3 billion in cash, US Government and agency securities, and marketable equity securities at December 31, 2010.

At December 31, 2010, total stockholders’ equity related to Lazard’s interests was $652 million.

During the fourth quarter of 2010, current and former Lazard Managing Directors who held LAZ-MD Holdings exchangeable interests and/or Class A common stock (the “Selling Shareholders”) sold 3.0 million shares of Lazard Ltd Class A common stock in a public offering. Lazard did not receive any proceeds from such sales.

During the fourth quarter of 2010, Lazard repurchased 1.22 million shares of Class A common stock and 57,096 exchangeable interests at an aggregate cost of $45.8 million, the majority of which were in separate transactions with the Selling Shareholders. Lazard’s remaining share repurchase authorization at December 31, 2010, was $42.8 million.

At December 31, 2010, current and former Lazard Managing Directors and employees owned 30% of Lazard Ltd, assuming full vesting of their deferred equity-based incentive awards and including exchangeable interests and Class A shares that they own.

Non-GAAP Information

Lazard discloses certain non-GAAP financial information, which management believes provides the most meaningful basis for comparison among present, historical and future periods. The following are non-GAAP measures used in the accompanying financial information:

•	Net income (loss) attributable to Lazard Ltd, assuming full exchange of exchangeable interests (or fully exchanged basis) and excluding special charges

•	Net income (loss) assuming full exchange of exchangeable interests (or fully exchanged basis) and excluding special charges

•	Core operating business revenue

•	Operating revenue

•	Operating income, excluding special charges

•	Compensation and benefits, excluding special charges

•	Compensation and benefits on a plan year basis

•	Pro forma compensation and benefits

•	Noncontrolling interests assuming full exchange of exchangeable interests

•	Weighted average shares outstanding, assuming full exchange of exchangeable interests and excluding special charges

•	Net income (loss) per share, assuming full exchange of exchangeable interests and excluding special charges

•	Provision for income taxes on a fully exchanged basis

•	Net income (loss) attributable to LAZ-MD

•	Net income (loss) attributable to other noncontrolling interests

Additional financial, statistical and business-related information is included in a financial supplement. This earnings release, the financial supplement and selected transaction information will be available today on our website at www.lazard.com.

About Lazard

Lazard, one of the world’s preeminent financial advisory and asset management firms, operates from 41 cities across 26 countries in North America, Europe, Asia, Australia, Central and South America. With origins dating back to 1848, the firm provides advice on mergers and acquisitions, strategic matters, restructuring and capital structure, capital raising and corporate finance, as well as asset management services to corporations, partnerships, institutions, governments and individuals. For more information on Lazard, please visit www.lazard.com.

***

Conference Call

Kenneth M. Jacobs, Chairman and Chief Executive Officer, and Michael J. Castellano, Chief Financial Officer, will host a conference call today at 10 am EST to discuss the company’s financial results for the fourth quarter and full year of 2010. The conference call can be accessed via a live audio web cast available through Lazard’s Investor Relations website at www.lazard.com, or by dialing 1 (877) 741-4241 (U.S. and Canada) or +1 (719) 325-4837 (outside of the U.S. and Canada), 15 minutes prior to the start of the conference call.

A replay of the conference call will be available beginning today at 1:00 p.m. EST, through February 16, 2011, via the Lazard Investor Relations website, or by dialing 1 (888) 203-1112 (for the U.S. and Canada) or +1 (719) 457-0820 (outside of the U.S. and Canada). The replay access code is 7653248.

***

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements.” In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue”, and the negative of these terms and other comparable terminology. These forward-looking statements are not historical facts but instead represent only our belief regarding future results, many of which, by their nature, are inherently uncertain and outside of our control. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements.

These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also disclosed from time to time in our reports on Forms 10-Q and 8-K including the following:

A decline in general economic conditions or the global financial markets;

Losses caused by financial or other problems experienced by third parties;

Losses due to unidentified or unanticipated risks;

A lack of liquidity, i.e., ready access to funds, for use in our businesses; and

Competitive pressure.

* * *

Lazard Ltd is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various hedge funds and mutual funds and other investment products managed by Lazard Asset Management LLC and its subsidiaries. Monthly updates of these funds will be posted to the Lazard Asset Management website (www.lazardnet.com) on the third business day following the end of each month. Investors can link to Lazard and its operating company websites through www.lazard.com.

###

LAZARD LTD

OPERATING REVENUE

(unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2010	2009	% Change	2010	2009	% Change
	($ in thousands)
Financial Advisory
M&A and Strategic Advisory	$259,986	$170,206	53%	$714,059	$526,226	36%
Restructuring	47,809	103,449	(54%)	293,875	376,710	(22%)
Capital Markets & Other Advisory	43,616	39,943	9%	112,616	87,431	29%

Total	351,411	313,598	12%	1,120,550	990,367	13%

Asset Management
Management Fees	203,127	152,810	33%	715,885	486,810	47%
Incentive Fees	44,407	40,988	8%	86,298	74,795	15%
Other Revenue	8,203	10,324	(21%)	32,469	34,366	(6%)

Total	255,737	204,122	25%	834,652	595,971	40%

Core Operating Business Revenue (a)	607,148	517,720	17%	1,955,202	1,586,338	23%

Corporate	2,932	(3,327)	NM	23,321	31,290	(25%)

Operating Revenue (b)	610,080	514,393	19%	1,978,523	1,617,628	22%

Revenue related to noncontrolling interests (c)	7,140	4,062		16,277	6,965
Other Interest Expense	(22,335)	(23,672)		(89,432)	(94,075)

Net Revenue	$594,885	$494,783	20%	$1,905,368	$1,530,518	24%

(a)	Core operating business revenue includes the results of Financial Advisory and Asset Management businesses and excludes the results of Corporate.
(b)	Operating revenue excludes interest expense relating to financing activities and revenue relating to noncontrolling interests, each of which are included in net revenue.
(c)	Represents the revenues related to noncontrolling interests other than LAZ-MD in which the company has no economic interest.

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended Ended December 31,			Year Ended Ended December 31,
	2010	2009	% Change	2010	2009	% Change
	($ in thousands, except per share data)
Total revenue (a)	$611,666	$517,487	18%	$1,986,800	$1,631,443	22%
LFB interest expense	(1,586)	(3,094)		(8,277)	(13,815)

Operating revenue	610,080	514,393	19%	1,978,523	1,617,628	22%
Revenue related to noncontrolling interests	7,140	4,062		16,277	6,965
Other interest expense	(22,335)	(23,672)		(89,432)	(94,075)

Net revenue	594,885	494,783	20%	1,905,368	1,530,518	24%
Operating expenses:
Compensation and benefits	348,242	615,515	(43%)	1,194,168	1,309,240	(9%)
Occupancy and equipment	23,324	24,679		88,328	88,453
Marketing and business development	25,699	20,736		77,057	64,047
Technology and information services	20,192	19,950		73,744	69,620
Professional services	13,786	12,686		43,502	44,569
Fund administration and outsourced services	13,167	11,852		47,574	37,927
Amortization of intangible assets related to acquisitions	2,609	2,270		7,867	4,990
Other	13,892	9,929		40,009	32,614

Subtotal	112,669	102,102	10%	378,081	342,220	10%
Provision (benefit) pursuant to tax receivable agreement	2,361	(1,258)		2,361	(1,258)

Total non-compensation expense	115,030	100,844	14%	380,442	340,962	12%
Restructuring expense (b)	—	—		87,108	62,550

Operating expenses	463,272	716,359	(35%)	1,661,718	1,712,752	(3%)

Operating income (loss)	131,613	(221,576)	NM	243,650	(182,234)	NM

Provision (benefit) for income taxes	20,178	(23,301)	NM	49,227	6,011	NM

Net income (loss)	111,435	(198,275)	NM	194,423	(188,245)	NM
Net income (loss) attributable to LAZ-MD	7,655	(57,539)		12,564	(60,836)
Net income attributable to other noncontrolling interests	3,930	1,615		6,880	2,833

Net income (loss) attributable to Lazard Ltd	$99,850	($142,351)	NM	$174,979	($130,242)	NM

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding (c):
Basic	113,293,399	87,411,073		104,411,253	78,311,947
Diluted	139,321,507	87,411,073		138,469,654	78,311,947
Net income (loss) per share:
Basic	$0.88	($1.64)		$1.68	($1.68)
Diluted	$0.77	($1.64)		$1.36	($1.68)

Supplemental Information Assuming Full Exchange of Exchangeable Interests and excluding Special Charges (d):
Compensation and benefits excluding special charges	$348,242	$468,489	(26%)	$1,169,308	$1,162,214	1%

Operating income (loss) excluding special charges	$122,779	($74,550)	NM	$346,784	$27,342	NM

Net income (loss) attributable to Lazard Ltd assuming full exchange of exchangeable interests and excluding special charges	$104,451	($54,870)	NM	$281,074	$11,071	NM

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding, assuming full exchange of exchangeable interests and excluding special charges (e):
Basic	122,315,211	118,935,403	3%	122,525,809	116,342,862	5%
Diluted	139,321,507	118,935,403	17%	138,469,654	122,284,372	13%
Net income (loss) per share - assuming full exchange of exchangeable interests and excluding special charges:
Basic	$0.85	($0.46)		$2.29	$0.10
Diluted	$0.76	($0.46)		$2.06	$0.09

Ratio of compensation to operating revenue (f)	57.1%	91.1%		59.1%	71.8%
Ratio of non-compensation to operating revenue (g)	18.0%	19.4%		18.7%	20.8%

See Notes to Unaudited Condensed Consolidated Statements of Operations

and Reconciliation of US GAAP Results to Full Exchange Excluding Special Charges

LAZARD LTD

RECONCILIATION OF U.S. GAAP RESULTS TO FULL EXCHANGE EXCLUDING SPECIAL CHARGES (d)

(unaudited)

	Three Months Ended Ended December 31,		Year Ended Ended December 31,

	2010	2009	2010	2009
	($ in thousands, except per share data)

Compensation & Benefits
Compensation & benefits - U.S. GAAP Basis	$348,242	$615,515	$1,194,168	$1,309,240

Adjustments to exclude special charges (d):
Acceleration of unamortized restricted stock units	—	(86,514)	—	(86,514)
Acceleration of unamortized deferred cash awards	—	(60,512)	—	(60,512)
Acceleration of restricted stock unit vesting related to retirement policy change	—	—	(24,860)	—

Compensation & benefits excluding special charges	$348,242	$468,489	$1,169,308	$1,162,214

Operating Income (Loss)
Operating income (loss) - U.S. GAAP Basis	$131,613	($221,576)	$243,650	($182,234)

Adjustments to exclude special charges (d):
Acceleration of unamortized restricted stock units	—	86,514	—	86,514
Acceleration of unamortized deferred cash awards	—	60,512	—	60,512
Acceleration of restricted stock unit vesting related to retirement policy change	—	—	24,860	—
Restructuring expense	—	—	87,108	62,550
Adjustment related to the provision (benefit) pursuant to the tax receivable agreement (“TRA”)	(8,834)	—	(8,834)	—

Operating income (loss) excluding special charges	$122,779	($74,550)	$346,784	$27,342

Net Income (Loss) attributable to Lazard Ltd
Net income (loss) attributable to Lazard Ltd - U.S. GAAP Basis	$99,850	($142,351)	$174,979	($130,242)

Adjustments to exclude special charges (d):
Acceleration of unamortized restricted stock units	—	86,514	—	86,514
Acceleration of unamortized deferred cash awards	—	60,512	—	60,512
Acceleration of restricted stock unit vesting related to retirement policy change	—	—	24,860	—
Restructuring expense	—	—	87,108	62,550
Tax benefits associated with special charges including impact of the TRA, as applicable	(1,766)	(2,566)	(15,877)	(8,967)
Net loss attributable to LAZ-MD	—	(36,815)	(24,388)	(57,890)

Adjustment for full exchange of exchangeable interests (e):
Tax adjustment for full exchange	(1,288)	560	(2,560)	1,540
Amount attributable to LAZ-MD	7,655	(20,724)	36,952	(2,946)

Net income (loss) attributable to Lazard Ltd assuming full exchange of exchangeable interests and excluding special charges	$104,451	($54,870)	$281,074	$11,071

Diluted net income (loss) per share (c):
U.S. GAAP Basis - Net income (loss) attributable to Lazard Ltd	$0.77	($1.64)	$1.36	($1.68)

Net income (loss) assuming full exchange of exchangeable interests and excluding special charges	$0.76	($0.46)	$2.06	$0.09

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, see item (d) in notes to unaudited condensed consolidated statements of operations and reconciliation of US GAAP results to full exchange excluding special charges. Lazard believes that results assuming full exchange of outstanding exchangeable interests and excluding special charges provides the most meaningful basis for comparison among present, historical and future periods.

See Notes to Unaudited Condensed Consolidated Statements of Operations

and Reconciliation of US GAAP Results to Full Exchange Excluding Special Charges

LAZARD LTD

Notes to Unaudited Condensed Consolidated Statements of Operations

and Reconciliation of US GAAP Results to Full Exchange Excluding Special Charges

(a)	Excludes revenue related to noncontrolling interests.
(b)	Expenses related to severance, benefits and other charges in connection with the reduction and realignment of staff.
(c)	See “Reconciliation of Shares Outstanding and Basic & Diluted Net Income Per Share”.
(d)	For the year ended December 31, 2010, special charges consist of (i) the expenses related to the reduction and realignment of staff noted in (b) above and (ii) a charge aggregating $24,860 recorded to compensation and benefits expense in connection with the accelerated vesting of restricted stock units related to the Company’s change in retirement policy. For the year ended December 31, 2009, special charges consist of (i) the expenses related to the reduction and realignment of staff noted in (b) above and (ii) the charges recorded to compensation and benefits expense in the three month period ended December 31, 2009 in connection with the acceleration of unamortized restricted stock units previously granted to our former Chairman and Chief Executive Officer and the accelerated vesting of deferred cash awards previously granted of $86,514 and $60,512, respectively.
(e)	Represents a reversal of noncontrolling interests related to LAZ-MD Holdings’ ownership of Lazard Group common membership interests net of an adjustment for Lazard Ltd entity-level taxes to effect a full exchange of interests and excluding the items noted in (d) above (see “Reconciliation of US GAAP to Full Exchange Excluding Special Charges”).
(f)	Excludes the charges noted in (d) above.
(g)	Excludes the amortization of intangible assets related to acquisitions and the provision (benefit) pursuant to tax receivable agreement.

NM	Not meaningful

LAZARD LTD

COMPENSATION AND BENEFITS - ANALYSIS

(unaudited)

($ in millions except share price)

	2006	2007	2008	2009	2010

ADJUSTED US GAAP BASIS (EXCLUDING SPECIAL CHARGES)

Base salary and benefits	$397.8	$456.2	$467.7	$424.3	$456.2
Cash incentive compensation	470.6	562.1	224.7	404.5	472.6

Total cash compensation and benefits	868.4	1,018.3	692.4	828.8	928.8
Amortization of deferred incentive awards	23.0	104.8	238.3	333.4	240.5

Compensation and benefits - US GAAP basis excluding special charges	$891.4	$1,123.1	$930.7 (a)	$1,162.2 (a)	$1,169.3 (a)

% of Operating Revenue	56.7%	55.7%	55.6%	71.8%	59.1%

ON A COMPENSATION PLAN YEAR BASIS - NOTIONAL

Total cash compensation and benefits (per above)	$868.4	$1,018.3	$692.4	$828.8	$928.8
Plus: Deferred cash-based year end incentive awards	—	—	147.7	1.8	1.0
Other deferred year end incentive awards (b)	—	—	—	—	26.7
Deferred equity-based year end incentive awards	198.9	332.2	202.3	233.8	259.2

Compensation and benefits - Plan year basis before special deferred incentive awards	1,067.3	1,350.5	1,042.4	1,064.4	1,215.7
Sign-on and other special deferred incentive awards (c)	12.8	87.9	179.6	39.2	27.3

Total Compensation and benefits - Plan year basis	$1,080.1	$1,438.4	$1,222.0	$1,103.6	$1,243.0

% of Operating Revenue	68.7%	71.4%	73.0%	68.2%	62.8%

Memo:
Equity-based year end awards - share equivalents (‘000)	3,971	8,787	6,489	6,477	TBD
Average price at issuance	$50.08	$37.81	$31.17	$36.10	TBD

Ratio of deferred component of year end incentive awards to total incentive awards	29.7%	37.1%	60.9%	36.8%	37.8%

Ratio of total deferred compensation awards to total notional compensation	19.6%	29.2%	43.3%	24.9%	25.3%

Operating revenue	$1,571.1	$2,014.8	$1,675.1	$1,617.6	$1,978.5

(a)	For the years ended December 31, 2010 and 2009, see “Reconciliation of U.S. GAAP to Full Exchange excluding Special Charges”; for the year ended December 31, 2008 special charge consists of $197,550 recorded to compensation and benefits expense in connection with the company’s purchase of all outstanding LAM Equity units held by certain current and former MDs and employees of LAM.
(b)	The portion of deferred year end incentive awards to be apportioned among eligible Lazard-managed investment fund interests as elected by the recipient.
(c)	Special deferred incentive awards are granted outside the year end compensation process and include grants to new hires.

TBD - To be determined

LAZARD LTD

COMPENSATION AND BENEFITS - ANALYSIS

(unaudited)

($ in millions)

	2010
	$	% of 2010 Operating Revenue
Operating revenue	$1,978.5	—

US GAAP basis
Compensation and benefits - US GAAP basis	$1,194.2	60.4%
Less: Acceleration due to change in retirement policy (a)	(24.9)

Compensation and benefits - US GAAP basis excluding special charges	1,169.3	59.1%
Less: Adjustment for departures (b)	(29.6)

Pro forma compensation and benefits - US GAAP basis - excluding special charges and adjusted for departures	1,139.7	57.6%
Less: 2010 amortization of deferred incentive awards	(240.5)

Plus: Estimated 2011 amortization of deferred incentive awards (c)	283.7

Pro forma compensation and benefits - US GAAP basis - going into 2011 (d)	$1,182.9	59.8%

Notional basis
Compensation and benefits - Notional basis	$1,243.0	62.8%
Less: Adjustment for departures (b)	(29.6)

Pro forma compensation and benefits - Notional basis - going into 2011 (d)	$1,213.4	61.3%

(a)	Charge aggregating $24,860 recorded to compensation and benefits expense in connection with the accelerated vesting of restricted stock units related to the Company’s change in retirement policy.
(b)	Reflects reduction for compensation and benefits related to employees that have departed in 2010 and excludes amounts included in 2010 restructuring expenses.
(c)	Includes the estimated impact of deferred incentive awards for the 2010 compensation year.
(d)	Assumes current levels of pay for continuing employees, no increases in staffing, and no change in mix between current and deferred compensation. It is our goal to grow annual compensation expense at a slower rate than revenues.

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED

STATEMENT OF FINANCIAL CONDITION

( $ in thousands)

	December 31,	December 31,
	2010	2009
ASSETS
Cash and cash equivalents	$1,209,695	$917,329
Deposits with banks	356,539	143,778
Cash deposited with clearing organizations and other segregated cash	92,911	20,217
Receivables	568,704	525,697
Investments (a)	417,410	807,693
Goodwill and other intangible assets	361,439	317,780
Other assets	415,834	415,268

Total Assets	$3,422,532	$3,147,762

LIABILITIES & STOCKHOLDERS’ EQUITY
Liabilities
Deposits and other customer payables	$361,553	$322,101
Accrued compensation and benefits	498,880	515,033
Senior debt	1,076,850	1,086,850
Other liabilities	539,132	550,681
Subordinated debt	150,000	150,000

Total liabilities	2,626,415	2,624,665

Commitments and contingencies

Stockholders’ equity

Preferred stock, par value $.01 per share:
Series A	—	—
Series B	—	—
Common stock, par value $.01 per share:
Class A	1,197	922
Class B	—	—
Additional paid-in capital	758,841	549,931
Accumulated other comprehensive loss, net of tax	(46,158)	(57,048)
Retained earnings	166,468	52,726

	880,348	546,531
Class A common stock held by a subsidiary, at cost	(227,950)	(191,140)

Total Lazard Ltd stockholders’ equity	652,398	355,391
Noncontrolling interests	143,719	167,706

Total stockholders’ equity	796,117	523,097

Total liabilities and stockholders’ equity	$3,422,532	$3,147,762

(a)	At fair value, with the exception of $11,291 and $62,558 of investments under the equity method for December 31, 2010 and 2009, respectively and $136,630 at amortized cost for December 31, 2009.

LAZARD LTD

SELECTED QUARTERLY OPERATING RESULTS ON A FULLY EXCHANGED BASIS, EXCLUDING SPECIAL CHARGES, WHERE APPLICABLE

(unaudited)

	Three Months Ended
	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010	Mar. 31, 2010 (a)	Dec. 31, 2009 (b)	Sept. 30, 2009	June 30, 2009	Mar. 31, 2009 (c)	Dec. 31, 2008
		($ in thousands, except per share data)
Financial Advisory
M&A and Strategic Advisory	$259,986	$160,662	$145,854	$147,557	$170,206	$124,691	$134,855	$96,474	$192,678
Restructuring	47,809	66,000	79,879	100,188	103,449	119,101	93,231	60,929	47,135
Capital Markets & Other Advisory	43,616	27,750	19,918	21,331	39,943	16,390	25,005	6,094	12,542

Total	351,411	254,412	245,651	269,076	313,598	260,182	253,091	163,497	252,355
Asset Management
Management Fees	203,127	183,975	166,987	161,796	152,810	133,377	107,123	93,500	107,987
Incentive Fees	44,407	15,469	12,635	13,787	40,988	15,202	13,170	5,435	16,353
Other Revenue	8,203	8,523	7,597	8,147	10,324	8,769	11,273	4,000	1,018

Total	255,737	207,967	187,219	183,730	204,122	157,348	131,566	102,935	125,358

Core operating business revenue (d)	607,148	462,379	432,870	452,806	517,720	417,530	384,657	266,432	377,713
Corporate	2,932	10,786	5,498	4,104	(3,327)	13,953	14,190	6,473	24,835

Operating revenue (e)	$610,080	$473,165	$438,368	$456,910	$514,393	$431,483	$398,847	$272,905	$402,548

Operating income (loss) (f)	$122,779	$79,467	$67,051	$77,487	$(74,550)	$73,165	$56,946	$(28,219)	$54,093

Net income (loss) attributable to Lazard Ltd assuming full exchange of exchangeable interests	$104,451	$62,156	$53,036	$61,431	$(54,870)	$52,487	$43,145	$(29,691)	$61,154

Net income (loss) attributable to Lazard Ltd per share assuming full exchange of exchangeable interests
Basic	$0.85	$0.51	$0.43	$0.51	($0.46)	$0.46	$0.37	($0.26)	$0.52
Diluted	$0.76	$0.46	$0.39	$0.46	($0.46)	$0.41	$0.34	($0.26)	$0.50
Supplemental Information:
Assets Under Management ($ millions)	$155,337	$143,573	$123,483	$134,972	$129,543	$120,185	$98,020	$81,084	$91,109

(a)	The three month period ended March 31, 2010 excludes the restructuring expense of $87,108 and expenses related to the accelerated vesting of restricted stock units in connection with the company’s change in retirement policy of $24,860 and related tax effect.
(b)	The three month period ended December 31, 2009 excludes expenses related to the acceleration of unamortized restricted stock units previously granted to our former Chairman and Chief Executive Officer and the accelerated vesting of deferred cash awards previously granted of $86,514 and $60,512, respectively and related tax effect.
(c)	The three month period ended March 31, 2009 excludes the restructuring expense of $62,550 and related tax effect.
(d)	Core operating business revenue includes the results of Financial Advisory and Asset Management businesses and excludes the results of Corporate.
(e)	Operating revenue excludes interest expense relating to financing activities and revenue/(loss) related to the consolidation of noncontrolling interests, each of which are included in net revenue.
(f)	Operating income is after interest expense and before income taxes and noncontrolling interests.

LAZARD LTD

RECONCILIATION OF SHARES OUTSTANDING AND BASIC & DILUTED NET INCOME (LOSS) PER SHARE

(unaudited)

BEFORE FULL EXCHANGE

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
	($ in thousands, except per share data)
Net income (loss) attributable to Lazard Ltd	$99,850	($142,351)	$174,979	($130,242)
Add - net income (loss) associated with Class A common shares issuable on a non-contingent basis	156	(1,167)	251	(1,292)

Basic net income (loss) attributable to Lazard Ltd	100,006	(143,518)	175,230	(131,534)
Add - dilutive effect, as applicable, of (a):
Adjustments to income relating to interest expense and changes in net income attributable to noncontrolling interests resulting from assumed incremental Class A common share issuances, net of tax	7,189	—	13,689	—

Diluted net income (loss) attributable to Lazard Ltd	$107,195	($143,518)	$188,919	($131,534)

Weighted average shares outstanding	110,662,587	84,509,140	101,607,301	75,220,897
Add - adjustment for shares of Class A common issuable on a non-contingent basis	2,630,812	2,901,933	2,803,952	3,091,050

Basic weighted average shares outstanding	113,293,399	87,411,073	104,411,253	78,311,947
Add - dilutive effect, as applicable, of:
Weighted average number of incremental Class A common shares issuable from equity-based compensation awards, convertible notes, convertible preferred stock and exchangeable interests	26,028,108	—	34,058,401	—

Diluted weighted average shares outstanding	139,321,507	87,411,073	138,469,654	78,311,947

Basic net income (loss) per share attributable to Lazard Ltd	$0.88	($1.64)	$1.68	($1.68)

Diluted net income (loss) per share attributable to Lazard Ltd	$0.77	($1.64)	$1.36	($1.68)

ASSUMING FULL EXCHANGE OF EXCHANGEABLE INTERESTS

& EXCLUDING SPECIAL CHARGES (b)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Net income (loss) attributable to Lazard Ltd	$104,451	($54,870)	$281,074	$11,071
Add - dilutive effect of adjustments to income for:
Interest expense on convertible notes, net of tax	977	—	3,936	—

Diluted net income (loss) attributable to Lazard Ltd	$105,428	($54,870)	$285,010	$11,071

Weighted average shares outstanding	110,662,587	84,509,140	101,607,301	75,220,897
Add - adjustment for shares of Class A common issuable on a non-contingent basis	2,630,812	2,901,933	2,803,952	3,091,050
Add - adjustment for shares of Class A common issuable relating to exchangable interests	9,021,812	31,524,330	18,114,556	38,030,915

Basic weighted average shares outstanding	122,315,211	118,935,403	122,525,809	116,342,862
Add - dilutive effect, as applicable, of:
Weighted average number of incremental Class A common shares issuable from equity-based compensation awards, convertible notes and convertible preferred stock	17,006,296	—	15,943,845	5,941,510

Diluted weighted average shares outstanding	139,321,507	118,935,403	138,469,654	122,284,372

Basic net income (loss) per share attributable to Lazard Ltd	$0.85	($0.46)	$2.29	$0.10

Diluted net income (loss) per share attributable to Lazard Ltd	$0.76	($0.46)	$2.06	$0.09

(a)	Incremental income included if related shares are dilutive.
(b)	For the year ended December 31, 2010, special charges consist of (i) expenses aggregating $87,108 related to the severance, benefits and other charges in connection with reduction and realignment of staff and (ii) a charge aggregating $24,860 recorded to compensation and benefits expense in connection with the accelerated vesting of restricted stock units related to the Company’s change in retirement policy. For the year ended December 31, 2009, special charges consist of (i) expenses aggregating $62,550 related to the severance, benefits and other charges in connection with reduction and realignment of staff and (ii) the charges recorded to compensation and benefits expense in the three month period ended December 31, 2009 in connection with the acceleration of unamortized restricted stock units previously granted to our former Chairman and Chief Executive Officer and the accelerated vesting of deferred cash awards previously granted of $86,514 and $60,512, respectively.

LAZARD LTD

ASSETS UNDER MANAGEMENT (“AUM”)

	As of			Variance
	December 31, 2010	September 30, 2010	December 31, 2009	Qtr to Qtr	YTD
		($ in millions)
Equities	$131,300	$120,538	$106,603	8.9%	23.2%
Fixed Income	17,144	17,485	18,056	(2.0%)	(5.1%)
Alternative Investments	5,524	4,603	3,936	20.0%	40.3%
Private Equity	1,294	864	839	49.8%	54.2%
Cash	75	83	109	(9.6%)	(31.2%)

Total AUM	$155,337	$143,573	$129,543	8.2%	19.9%

	Three Months Ended December 31,			Year Ended December 31,
	2010	2009		2010	2009
	($ in millions)			($ in millions)
AUM - Beginning of Period	$143,573	$120,185		$129,543	$91,109
Net Flows	3,173	4,603		9,346	10,253
Acquisitions (dispositions)	—	—		—	(831)
Market and foreign exchange appreciation (depreciation)	8,591	4,755		16,448	29,012

AUM - End of Period	$155,337	$129,543		$155,337	$129,543

Average AUM (a)	$149,455	$124,863		$137,381	$103,988

% Change in average AUM	19.7%			32.1%

(a)	Average AUM is based on an average of quarterly ending balances for the respective periods.